UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

REGENXBIO Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37553	47-1851754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9804 Medical Center Drive Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 552-8181

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 1, 2023, REGENXBIO Inc. (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc. (the “Agent”), as sales agent, under which the Company may offer and sell its common stock, par value $0.0001 per share, from time to time having an aggregate offering price of up to $150.0 million (the “Shares”). The Company will file a prospectus supplement relating to the offer and sale of the Shares pursuant to the Sales Agreement, which will form a part of the Company’s Registration Statement on Form S-3 (File No. 333-269086), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2022 and became automatically effective upon filing.

Under the Sales Agreement, the Company will establish the parameters for the sale of Shares, including the number of Shares to be issued, the time period during which sales may be made and a minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts to sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, including ordinary brokers’ transactions on the Nasdaq Global Select Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Company will pay the Agent a commission of up to 3% of the aggregate gross sales price of any Shares sold by the Agent, if any. In addition, the Sales Agreement also provides that the Company may enter into a separate terms agreement to sell shares directly to the Agent, as principal, in a firm commitment underwritten offering.

The Company is not obligated to sell any Shares pursuant to the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements between the Company and the Agent, including customary indemnification rights, including for liabilities under the Securities Act. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement in accordance with its terms. The Company and the Agent may terminate the Sales Agreement at any time by providing each other with written notice.

The Agent and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees.

The Sales Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement. The Sales Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, that are solely for the benefit of the parties to such agreement, and that may be subject to limitations agreed upon by the contracting parties. The Sales Agreement is not intended to provide investors or the public with factual information about the Company’s current state of affairs. Rather, investors and the public should look to the disclosures contained in the Company’s filings with the SEC with respect to such information.

The legal opinion of Covington & Burling LLP relating to the Shares is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated as of September 1, 2023, between BofA Securities, Inc. and REGENXBIO Inc.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023	REGENXBIO Inc.

	By:	/s/ Patrick J. Christmas II
	Name:	Patrick J. Christmas II
	Title:	Executive Vice President, Chief Legal Officer